POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of CCB Financial Corporation, and the several undersigned officers and directors thereof whose signatures appear below hereby makes, constitutes and appoints Ernest C. Roessler, Sheldon M. Fox and W. Harold Parker, Jr. or any of them, its and his or her true and lawful attorneys, with full power of substitution to execute, deliver and file in its, his or her name and on its, his or her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) Registration Statements on Form S-8 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of the shares of Common Stock of CCB Financial Corporation, par value $5.00 per share, and the related Series A Junior Participating Preferred Stock Purchase Rights to be issued pursuant to the Stone Street Bancorp, Inc. Stock Option Plan and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statement"), (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement; each of CCB Financial Corporation and said Officers and Directors hereby grants to said attorneys, or any of them, full power and authority to do and perform each and every act and thing whatsoever as said attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as CCB Financial Corporation might or could do, and in each of said capacity or capacities as aforesaid; and each of CCB Financial Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys might do or cause to be done by virtue of this power of attorney and its, his or her signatures as the same may be signed by said attorneys to any of all of such Registration Statement filed under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or amendatory or supplemental thereto, filed under such securities laws, regulations and requirements as may be applicable.

     IN WITNESS WHEREOF, CCB Financial Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand on the date indicated below.

                                CCB FINANCIAL CORPORATION

                                By:  /s/ ERNEST C. ROESSLER
                                    Ernest C. Roessler
                                    Chairman, President and
                                    Chief Executive Officer

                                Dated:  November 23, 1999


  Signature                       Capacity               Date

/s/ ERNEST C. ROESSLER           Chairman of the Board  November 23, 1999
Ernest C. Roessler               of Directors and
                                 President
                                  (principal executive
                                 officer)
/s/ SHELDON M. FOX               Executive Vice         November 23, 1999
Sheldon M. Fox                   President and
                                  Chief Financial
                                 Officer
                                  (principal financial
                                 officer)
/s/ W. HAROLD PARKER, JR.        Senior Vice President  November 23, 1999
W. Harold Parker, Jr.            and Controller
                                  (principal
                                 accounting officer)

/s/ WILLIAM L. ABERCROMBIE, JR.  Vice Chairman and      November 23, 1999
William L. Abercrombie, Jr.      Director

____________________             Director               November __, 1999
J. Harper Beall, III

/s/ JAMES B. BRAME, JR.          Director               November 23, 1999
James B. Brame, Jr.

/s/ TIMOTHY B. BURNETT           Director               November 23, 1999
Timothy B. Burnett

____________________             Director               November ___, 1999
Blake P. Garrett, Jr.

/s/ EDWARD S. HOLMES             Director               November 23, 1999
Edward S. Holmes

/s/ DAVID B. JORDAN              Vice Chairman and      November 23, 1999
David B. Jordan                  Director

____________________             Director               November __, 1999
C. Dan Joyner

____________________             Director               November __, 1999
Owen G. Kenan

/s/ EUGENE J. McDONALD           Executive Vice         November 23, 1999
Eugene J. McDonald               Chairman and Director

____________________             Director               November __, 1999
Bonnie McElveen-Hunter

/s/ HAMILTON W. McKAY, JR.       Director               November 23, 1999
Hamilton W. McKay, Jr., M.D.

____________________             Director               November __, 1999
George J. Morrow

/s/ ERIC B. MUNSON               Director               November 23, 1999
Eric B. Munson

____________________             Director               November __, 1999
David E. Shi

/s/ JIMMY K. STEGALL             Director               November 23, 1999
Jimmy K. Stegall

/s/ H. ALLEN TATE, JR.           Director               November 23, 1999
H. Allen Tate, Jr.

____________________             Director               November __, 1999
James L. Williamson

/s/ PHAIL WYNN, JR.              Director               November 23, 1999
Dr. Phail Wynn, Jr.